Exhibit 99.1

Meilee Smythe
Senior Vice President - Treasurer                          For Immediate Release
602/ 207-2664


                              THE FINOVA GROUP INC.

                                    ANNOUNCES

                                RECORD NET INCOME

                            FOR FIRST QUARTER OF 1999


PHOENIX, ARIZ., MAY 6, 1999 - The FINOVA Group Inc. (NYSE: FNV) today announced net income of $50.1 million ($0.83 per diluted share) for the quarter ended March 31, 1999, compared to a restated $39.7 million ($0.67 per diluted share) earned in the first quarter of 1998, a 26% increase in net income and a 24% increase in earnings per share. The 1999 earnings per share computation includes a higher average share count due to the 6.1 million additional shares issued on March 22, 1999 for the acquisition of Sirrom Capital Corporation and 0.2 million shares for the acquisition of Preferred Business Credit, Inc. ("PBC") on February 17, 1999. The 1998 net income has been restated to reflect the deferral of costs incurred in connection with new loan and lease originations in accordance with SFAS No. 91, among other adjustments (see "Summary of Restatement and CMBS Sales" in the attached addendum). The effect of deferring expenses in accordance with SFAS 91 increased net income by $1.2 million ($0.02 per diluted share) in the first quarter of 1999.

"FINOVA's performance in the first quarter of 1999 reflects solid performance from its core operations as well as significant gains on sale from non-CMBS (commercial mortgage-backed securities) assets, primarily from our Specialty Finance segment. These gains occurred earlier in 1999 than in the past, and therefore should not be expected to be replicated in like amounts during the succeeding quarters of 1999. New lease and loan originations exceeded $1 billion for the third successive quarter and managed assets continued to grow at rates in excess of 20%," commented Sam Eichenfield, chairman and chief executive officer of FINOVA. New lease and loan business for the first quarter of 1999 was $1.1 billion compared to $692 million in the first quarter of 1998, while the backlog of new business at March 31, 1999 increased to $2.0 billion from $1.8 billion at March 31, 1998. Fee-based volume declined to $1.5 billion for the first quarter of 1999 from $1.8 billion for the first quarter of 1998, due primarily to a reduction in Realty Capital's fee-based business.

Managed assets at March 31, 1999, including $486 million from acquisitions, grew by 27% from March 31, 1998 to $11.6 billion; excluding the assets from the two acquisitions, managed assets grew 22% both for the twelve months ended March 31, 1999, and the first quarter of 1999 annualized. Portfolio quality improved, with nonaccruing assets as a percentage of managed assets declining to 2.0% at March 31 1999, down from 2.2% at March 31, 1998. Net write-offs for the 1999 period totaled $8.4 million (0.31% of average managed assets), down from $13.1 million (0.60% of average managed assets) for the first quarter of 1998.

Interest margins earned increased by 18%, in line with portfolio growth, and rose to $124.7 million in the first quarter of 1999 from $105.4 million in the first quarter of 1998. Interest margins as a percentage of average earning assets declined to 5.1% in the first quarter of 1999 compared to 5.3% in first quarter of 1998 due primarily to increased leverage throughout most of the 1999 quarter and some signs of competitive pressures.

Operating margin, which includes volume based fees, grew 8% to $137.4 million in the first quarter of 1999 from $127.5 million in the comparable 1998 period, but reflected lower volume-based fees in the 1999 period ($12.7 million vs $22.2 million) due primarily to the lower amount of fees realized by Realty Capital during the 1999 quarter. The lower fees combined with higher leverage caused the operating margin as a percentage of average earning assets to decline to 5.6% in the first quarter of 1999 from 6.4% in the first quarter of 1998.

Gains on disposal of assets were $12.4 million in 1999 compared to $1.5 million in the first quarter of 1998. The gains in 1999 were realized by our Specialty Finance segment and were primarily from the sale of assets coming off lease and other assets.

Operating expenses were $57.5 million in the first quarter of 1999, up from $52.9 million in the first quarter of 1998, and improved as a percent of operating margin plus gains to 38.4% in 1999 from 41.0% in the first quarter of 1998.

"The first quarter of 1999 provided us with momentum to continue delivering strong operating earnings from our broad range of financing products. The addition of Sirrom Capital at the end of the first quarter further broadens these products, allowing us to offer mezzanine capital and merger and acquisition advisory services to small and midsize businesses," concluded Eichenfield.

The FINOVA Group Inc., through its principal operating subsidiary, FINOVA Capital Corporation, is one of the nation's leading financial services companies focused on providing a broad range of capital solutions primarily to midsize business. FINOVA is headquartered in Phoenix with business development offices throughout the U.S. and in London, U.K., and Toronto, Canada. FINOVA was recently named one of FORTUNE'S "Best 100 Companies To Work For In America." For more information, visit the company's website at www.finova.com.

                                       ###

                              The FINOVA Group Inc.
                          and Consolidated Subsidiaries
                         Summary of Consolidated Income
                                   (Unaudited)
                  (Dollars in Thousands, except per share data)


                                                      Quarter Ended March 31,
                                                                       1998
                                                      1999           Restated
                                                  ------------     ------------

 Interest earned from financing transactions      $    245,222     $    200,170
 Operating lease income                                 27,853           32,663
 Interest expense                                     (131,183)        (110,280)
 Operating lease depreciation                          (17,226)         (17,170)
                                                  ------------     ------------
 Interest margins earned                               124,666          105,383
 Volume-based fees                                      12,735           22,156
                                                  ------------     ------------
 Operating margin                                      137,401          127,539
 Provision for credit losses                            (9,500)          (9,500)
 Gains on disposal of assets                            12,370            1,525
 Operating expenses                                    (57,499)         (52,878)
                                                  ------------     ------------
 Income before income taxes                             82,772           66,686
 Income taxes                                          (31,769)         (25,999)
                                                  ------------     ------------
 Income before preferred dividends                      51,003           40,687
 Preferred dividends, net of tax                          (946)            (946)
                                                  ------------     ------------

 Net Income                                       $     50,057     $     39,741
                                                  ============     ============


 Basic earnings per share                         $       0.89     $       0.71
                                                  ============     ============
 Basic average shares outstanding                   56,294,000       56,138,000
                                                  ============     ============

 Diluted earnings per share                       $       0.83     $       0.67
                                                  ============     ============
 Average shares outstanding assuming dilution       61,318,000       61,079,000
                                                  ============     ============

 Dividends declared per common share              $       0.16     $       0.14
                                                  ============     ============

                              The FINOVA Group Inc.
         Selected Consolidated Financial Data and Ratios (Unaudited) (1)
                             (Dollars in Thousands)

                                                                                                          As of
                                                                          As of March 31,              December 31,
                                                               ----------------------------------------------------
FINANCIAL POSITION:                                                  1999         1998 Restated       1998 Restated
                                                               ----------------------------------------------------
 Ending funds employed                                         $   11,086,016     $   8,689,238      $   10,020,221
 Securitizations and participations sold (2)                          529,635           464,550             537,596
                                                               --------------     -------------      --------------
   Total managed assets                                            11,615,651         9,153,788          10,557,817
 Reserve for credit losses                                            238,277           175,967             207,618
 Nonaccruing assets                                                   228,416           195,267             205,233
 Nonaccruing assets as % of managed assets (3)                           2.0%              2.2%                2.0%
 Reserve for credit losses as a % of:
   Ending managed assets (3) (4)                                         2.1%              2.0%                2.0%
   Nonaccruing assets                                                  104.3%             90.1%              101.2%
 Total assets                                                  $   11,730,347     $   9,037,349      $   10,441,236
 Total debt                                                         9,327,137         7,115,327           8,394,578
 Preferred securities                                                 111,550           111,550             111,550
 Common shareowners' equity                                         1,557,612         1,128,594           1,167,231
 Backlog                                                            2,009,652         1,842,545           1,935,106
 Common shares repurchased                                                 --                --           1,299,207
 Leverage (debt to common and preferred equity)                          5.6x              5.7x                6.6x

                                                                                                      For the Year
                                                                     For the Quarter Ended               Ended
                                                                           March 31,                  December 31,
                                                               ----------------------------------------------------
PERFORMANCE HIGHLIGHTS:                                             1999          1998 Restated       1998 Restated
                                                               ----------------------------------------------------
 Average managed assets                                        $  10,862,092      $   8,917,354      $    9,502,823
 Average earning assets (5)                                        9,801,293          8,020,058           8,546,715
 New business                                                      1,061,486            692,080           3,979,265
 Fee-based volume                                                  1,472,697          1,804,432           7,257,003
 Net write-offs                                                        8,403             13,106              56,758
 Net write-offs (annualized) as a % of
  average managed assets (3)                                           0.31%              0.60%               0.60%
 Operating margin (annualized) as
  a % of average earning assets                                         5.6%               6.4%                6.3%
 Interest margins earned (annualized)
  as a % of average  earning assets                                     5.1%               5.3%                5.4%
 Operating expenses as a % of operating margin                         41.9%              41.5%               40.3%
 Operating expenses as a % of operating margin
  plus gains                                                           38.4%              41.0%               38.3%
 Return (annualized) on average common
  equity                                                               16.4%              14.3%               14.1%

--------------------------------------------------------------

(1) Averages for the periods presented are based on month-end balances except for the weighting of the Sirrom acquisition.

(2) Securitizations are assets sold under securitization agreements and managed by the Company.

(3) Excludes participations sold in which the Company has transferred credit risk.

(4)  Excludes financing contracts held for sale.

(5) Average earning assets equal average funds employed less average deferred taxes on leveraged leases and average nonaccruing assets.

                      SUMMARY OF RESTATEMENT AND CMBS SALES

                          ADDENDUM TO EARNINGS RELEASE


The financial statements of The FINOVA Group Inc. and its subsidiaries for the years 1994 to 1998 were restated primarily for two accounting issues, as well as several other adjustments.

The first issue relates to the amount of the gain on sale of certain commercial mortgage-backed securities (CMBS) reported in 1998. In the latter part of 1998, the Company used for the first time a private CMBS structure ("mini-CMBS") to sell loans originated by FINOVA Realty Capital ("FRC"). FINOVA recorded estimated gains on the transaction as required by applicable accounting principles. After reporting those results, it then became apparent that FINOVA should have initially used a different method to calculate that gain.

A summary of the revaluation of the sale of assets into the mini-CMBS structure and the subsequent results of a sale of 70% of the mini-CMBS loans into a permanent CMBS structure in April 1999 is as follows. The results of the April 1999 transaction will be reported in the second quarter.

--------------------------------------------------------------------------------------
                                              Mini-CMBS Structure - 1998     1999
--------------------------------------------------------------------------------------
                                                  As
                                              Previously      As          Sale of 70%
                                               Reported    Restated         in April
--------------------------------------------------------------------------------------
                                                      Dollars in Thousands

Loans sold into CMBS Structure               $  724,257    $ 724,257       $

Proceeds - Permanent CMBS Structure                                         526,270

Principal A (Senior security interest)          678,686      678,686        474,650
Principal B (Subordinated retained interest)     91,708       65,033         45,206
--------------------------------------------------------------------------------------
Basis                                           770,394      743,719        519,856

Gross gain                                       46,137       19,462          6,414

Commissions & expenses                           (3,862)      (3,156)        (4,433)
Recourse obligations                               (278)      (5,827)         4,091
Hedge (losses) gains                            (20,443)     (20,443)         6,223
Valuation adjustment                             (5,500)
--------------------------------------------------------------------------------------
Net gain/(loss)                              $   16,054    $  (9,964)      $ 12,295
======================================================================================

The second subject of the restatement relates to accounting for expenses incurred in connection with the origination of new business under SFAS 91. Previously, the Company deferred loan origination fees received and amortized them over the lives of the loans in accordance with SFAS 91, but elected to expense loan origination costs as incurred rather than deferring and amortizing them. The Company has restated its financial statements to now defer and amortize loan and lease costs over the estimated transaction lives, in accordance with SFAS 91. The financial statements were also restated to make several other adjustments.

A summary of the significant effects of the restatements for 1998 is as follows:

---------------------------------------------------------------------------------------------------------
                                                                 1998
                                                              Adjustments
---------------------------------------------------------------------------------------------------------

                                 As Previously                 Origination                       As
                                  Reported        CMBS Gain       Costs           Other       Restated
---------------------------------------------------------------------------------------------------------
                                                            Dollars In Thousands
AT DECEMBER 31,
Investment in financing
transactions                     $10,011,536    $   (21,847)   $    37,426     $    (6,894)   $10,020,221

Goodwill and other assets            596,878         (1,140)                       (16,623)       579,115

Total liabilities                  9,161,419         (4,910)        15,045          (9,099)     9,162,455

Shareowners' equity                1,177,345        (18,077)        22,381         (14,418)     1,167,231

FOR THE YEAR ENDED
DECEMBER 31,

Interest margins earned              472,536                       (15,605)          2,584        459,515

Gains on disposal of assets           55,024        (26,018)                        (1,094)        27,912

Operating expenses                   241,074                       (23,731)           (690)       216,653

Net income                           169,737        (15,559)         4,859           1,304        160,341

Basic earnings per share         $      3.03    $     (0.27)   $      0.09     $      0.02   $       2.87

Diluted earnings per share       $      2.86    $     (0.26)   $      0.08     $      0.02   $       2.70
---------------------------------------------------------------------------------------------------------

The restatement to reduce the mini-CMBS gain did not affect years prior to 1998. The effects of deferring origination costs and other adjustments on prior years can be found in the Company's annual report filed on May 7, 1999 with the Securities & Exchange Commission under its amended 10-K/A.